SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT dated effective the 9th day of February, 2017,

B E T W E E N:

LEON DEVELOPMENTS LTD.
a corporation existing pursuant to the laws of the Province of Ontario
(the "**Vendor**")

-and-

GREENESTONE HEALTHCARE CORPORATION,
a corporation existing pursuant to the laws of the State of Colorado
(the "**Purchaser**")

WHEREAS the Vendor is the owner of one (1) Common Share (the "**Purchased Share**") in the capital of Cranberry Cove Holdings Ltd. (the "**Corporation**");

AND WHEREAS the Vendor desires to sell and the Purchaser desires to purchase the Purchased Share on the terms contained herein;

AND WHEREAS 1816191 Ontario Ltd. is indebted to the Purchaser for an aggregate amount (including interest and principle) of CAD $659,918.77 (the "**Indebtedness**");

NOW THEREFORE in consideration of the premises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Vendor and the Purchaser (together, the "**Parties**"), the Parties hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1 Definitions

In this Agreement, the following words and expressions have the following meanings:

(a) "**Action**" means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena, notice of assessment, notice or reassessment or investigation of any nature, civil, criminal, administrative, investigative, regulatory or otherwise, whether at law or in equity;

(b) "**Agreement**" means this share purchase agreement and all schedules, if any, attached hereto as the same may be amended from time to time;

(c) "**business day**" means any day except Saturday, Sunday, any statutory holiday in the Province of Ontario or any other day on which the principal chartered banks in the City of Toronto are closed for business;

(d) "**Closing**" means the completion of the purchase and sale of the Purchased Share and all other transactions contemplated by this Agreement;

(e) "**Closing Time**" means 12:01 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Parties agree to in writing;

(f) "**Closing Date**" means the date hereof, or such other date as the Parties agree to in writing;

(g) "**Consideration Securities**" has the meaning given to it in Section 2.2;

(h) "**Corporation**" has the meaning given to it in the recitals hereof;

(i) "**Encumbrance**" means any charge, claim, adverse claim, pledge, hypothec, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, right of first option or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership;

(j) "**Law**" means any applicable statute, law, ordinance, regulation, rule, instrument, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any governmental authority;

(k) "**Losses**" means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable legal fees on a substantial indemnity basis and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers;

(l) "**Mortgages**" means the mortgages in respect of the Property, all of which are listed in the attached Schedule "A";

(m) "**Parties**" has the meaning given to it in the recitals hereof;

(n) "**Person**" means an individual, corporation, company, limited liability company, unlimited liability company, body corporate, partnership, joint venture, governmental authority, unincorporated organization, trust, association or other entity;

(o) "**Property**" means the lands and buildings known municipally as 3571 Muskoka District Road, Highway 169, Muskoka Lakes (Bala), Ontario;

(p) "**Purchaser Closing Items**" has the meaning given to it in Section 5.2;

(q) "**Purchase Price**" has the meaning given to it in Section 2.2;

(r) "**Purchased Share**" has the meaning given to it in the recitals hereof; and

(s) "**Vendor Closing Items**" has the meaning given to it in Section 5.1.

ARTICLE 2
PURCHASE AND SALE

2.1 Purchase and Sale

Subject to the terms and conditions set forth herein, at the Closing Time, the Vendor shall sell to the Purchaser, and the Purchaser shall purchase from the Vendor, the Purchased Share, free and clear of all Encumbrances, for the consideration specified in Section 2.2.

2.2 Purchase Price and Payment

The purchase price for the Purchased Share shall be CAD $3,300,000.00 and shall be satisfied by the Purchaser as follows: (i) assignment by the Purchaser to the Vendor of the Indebtedness; and (ii) issuance by the Purchaser to the Vendor of 60,000,000 shares in the capital of the Purchaser for an aggregate amount of CAD $2,640,081.23 (the "**Consideration Securities**").

2.3 Transactions to be Effected at Closing

At the Closing:

(a) the Purchaser shall deliver to the Vendor the Purchaser Closing Items; and

(b) the Vendor shall deliver to the Purchaser the Vendor Closing Items.

2.4 Time and Place of Closing

The Closing shall take place at the Closing Time on the Closing Date at the Toronto offices of Dickinson Wright LLP, or at such other place as may be agreed upon in writing by the Parties.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE VENDOR

The Vendor represents and warrants to the Purchaser the matters set out in this Article 3, and acknowledges that the Purchaser is relying on those representations and warranties in entering into this Agreement and completing the transactions contemplated by it. No investigations made by or on behalf of the Purchaser shall have the effect of waiving, diminishing the scope of, or otherwise affecting any representation or warranty made by the Vendor.

3.1 Authority and Capacity

The Vendor is a corporation duly incorporated and existing under the laws of the Province of Ontario and has full right, power and authority to enter into this Agreement. The Vendor is not an undischarged bankrupt.

3.2 Execution, Delivery and Performance by the Vendor

(a) The execution, delivery and performance by the Vendor of this Agreement and the Vendor Closing Items does not and will not:

(i) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any Person the right to accelerate, terminate, modify or cancel any contract to which the Vendor or the Corporation are a party or by which any of them is bound or to which any of their respective properties and assets are subject;

(ii) result in the creation of or imposition of any Encumbrance on any properties or assets of the Corporation; or

(iii) violate any Law.

(b) Other than the necessary approvals from the shareholders and directors of the Corporation, and in respect of the Mortgages, the Vendor and the Purchaser, respectively, in respect of the transactions contemplated herein, no consent, approval, permit, governmental order, declaration or filing with, or notice to, any governmental authority is required by the Vendor or the Corporation in connection with the execution and delivery of this Agreement and the Vendor Closing Items and the consummation of the transactions contemplated hereby and thereby.

(c) The execution and delivery by the Vendor of this Agreement and the Vendor Closing Items, the performance by the Vendor of the Vendor's obligations hereunder and thereunder and the consummation by the Vendor of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Vendor. This Agreement has been duly executed and delivered by the Vendor and this Agreement constitutes a legal, valid and binding obligation of the Vendor enforceable against the

Vendor in accordance with its terms, subject to bankruptcy, insolvency and similar laws relating to or affecting creditors' rights generally and/or general principles of equity.

3.3 Share Capital

The Purchased Share constitutes all of the issued and outstanding shares in the capital of the Corporation as of the date hereof, and there are no outstanding agreements, options and/or warrants to purchase, subscribe for and/or convert into shares in the capital of the Corporation as of the date hereof.

3.4 No Encumbrances

As of the Closing, there are no Encumbrances or liabilities, whether accrued, absolute, contingent or otherwise, against the Purchased Share. The Vendor owns the Property, which, other than the Mortgages, is not subject to any Encumbrances.

3.5 Title to Purchased Share

(a) The Vendor is the legal and beneficial owner of the Purchased Share, free and clear of all Encumbrances. Upon consummation of the transactions contemplated by this Agreement, the Purchaser shall own the Purchased Share, free and clear of all Encumbrances.

(b) Other than the Purchased Share, the Vendor does not own, directly or indirectly, alone or together with any one or more other Persons, any shares or other interest in the capital of the Corporation, or any options or warrants in respect of the Corporation.

(c) There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to any shares in the capital of the Corporation or obligating the Vendor or the Corporation to issue or sell any shares of, or any other interest in, the Corporation. The Corporation does not have outstanding or authorized any share appreciation, phantom share, profit participation or similar rights.

(d) Except for the rights under this Agreement, no Person has any written or oral agreement, option, understanding or commitment or any right or privilege (whether by law, contractual or otherwise) capable of becoming such for the purchase or acquisition from the Vendor the Purchased Share.

3.6 No Legal Proceedings

There are no Actions pending or, to the knowledge of the Vendor, threatened against or by the Vendor affecting the Vendor or the Corporation or any of their respective properties or assets that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

3.7 Residence

The Vendor is not a non-resident of Canada for the purposes of the *Income Tax Act* (Canada).

3.8 Full Disclosure

(a) Neither the Vendor, nor any of the directors or officers that are appointed or nominated (directly or indirectly) by the Vendor, has knowledge of any material facts or material information in respect of the Corporation that is not known to the Purchaser and all of the directors and officers of the Corporation.

(b) No representation or warranty by the Vendor in this Agreement or any Vendor Closing Item or other document furnished or to be furnished pursuant to this Agreement contains

any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Vendor the matters set out in this Article 4, and acknowledges that the Vendor is relying on those representations and warranties in entering into this Agreement and completing the transactions contemplated by it. No investigations made by or on behalf of the Vendor shall have the effect of waiving, diminishing the scope of, or otherwise affecting any representation or warranty made by the Purchaser.

4.1 Qualification of the Purchaser

The Purchaser is a corporation duly incorporated and existing under the laws of the State of Colorado and has full right, power and authority to enter into this Agreement. The Purchaser is not an undischarged bankrupt.

4.2 Execution, Delivery and Performance by the Purchaser

(a) The execution, delivery and performance by the Purchaser of this Agreement and the Purchaser Closing Items does not and will not:

(i) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any Person the right to accelerate, terminate, modify or cancel any contract to which the Purchaser is a party or by which the Purchaser is bound or to which any of its properties and assets are subject; or

(ii) violate any Law.

(b) Other than the necessary approvals from the shareholders and directors of the Corporation, the Vendor and the Purchaser, respectively, in respect of the transactions contemplated herein, no consent, approval, permit, governmental order, declaration or filing with, or notice to, any governmental authority is required by the Purchaser in connection with the execution and delivery of this Agreement and the Purchaser Closing Items and the consummation of the transactions contemplated hereby and thereby.

(c) The execution and delivery by the Purchaser of this Agreement and the Purchaser Closing Items, the performance by the Purchaser of the Purchaser's obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency and similar laws relating to or affecting creditors' rights generally and/or general principles of equity.

4.3 No Legal Proceedings

There are no Actions pending or, to the knowledge of the Purchaser, threatened against or by the Purchaser affecting the Purchaser or the Corporation or any of their respective properties or assets that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

4.4 Residence

The Purchaser is a non-resident of Canada for the purposes of the *Income Tax Act* (Canada).

ARTICLE 5
CLOSING DELIVERIES

5.1 Vendor Closing Items

On Closing, the Vendor shall deliver to the Purchaser the following items:

(a) duly executed share transfer forms, share certificates and such other documents as may be necessary to vest legal and beneficial ownership in the Purchased Share in the Purchaser;

(b) resolutions of the board of directors of the Corporation authorizing the transfer of the Purchased Share;

(c) a duly executed receipt from the Vendor in favour of the Purchaser acknowledging receipt of the Purchase Price; and

(d) such further documents as may reasonably be required by the Purchaser with respect to the sale of the Purchased Share

(collectively the "**Vendor Closing Items**").

5.2 Purchaser Closing Items

On Closing, the Purchaser shall deliver to the Vendor the following items:

(a) the Consideration Securities; and

(b) such further documents as may reasonably be required by the Vendor with respect to the purchase of the Purchased Share

(collectively the "**Purchaser Closing Items**").

ARTICLE 6
INDEMNIFICATION

6.1 Nature and Survival of Representations, Warranties and Covenants

All representations, warranties and covenants contained in this Agreement on the part of each of the Parties shall survive the Closing for a period of two years and, notwithstanding the Closing, shall continue in full force and effect for the benefit of the Party to whom such representation, warranty or covenant is made.

6.2 Indemnification by Vendor

Subject to the other terms and conditions of this Article, the Vendor shall indemnify and defend the Purchaser, the Corporation and their respective officers, directors, employees, representatives and agents (collectively, the "**Purchaser Indemnitees**") against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Purchaser Indemnitees or any of them based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of the Vendor contained in this Agreement or in any Vendor Closing Item; and

(b) any breach or non-fulfilment of any covenant, agreement or obligation to be performed by the Vendor pursuant to this Agreement or any Vendor Closing Item.

6.3 Indemnification by Purchaser

Subject to the other terms and conditions of this Article, the Purchaser shall indemnify and defend the Vendor and the Vendor's representatives and agents (collectively, the "**Vendor Indemnitees**") against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Vendor Indemnitees or any of them based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of the Purchaser contained in this Agreement or in any Purchaser Closing Item; and

(b) any breach or non-fulfilment of any covenant, agreement or obligation to be performed by the Purchaser pursuant to this Agreement or any Purchaser Closing Item.

6.4 Tax Treatment of Indemnification Payments

All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by Law.

ARTICLE 7
GENERAL

7.1 Notices

Any notice, consent or approval required or permitted to be given in connection with this Agreement shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by e-mail:

If to the Vendor:	If to the Purchaser:
5734 Yonge Street, Suite 300 Toronto, Ontario M2M 4E7 Attention: Shawn Leon	5734 Yonge Street, Suite 300 Toronto, Ontario M2M 4E7 Attention: Shawn Leon

Any notice delivered or transmitted to a Party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a business day prior to 5:00 p.m. local time in the place of delivery or receipt. However, if the notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a business day then the notice shall be deemed to have been given and received on the next business day. Any Party may, from time to time, change its address by giving notice to the other Parties in accordance with the provisions of this Section.

7.2 Interpretation

(a) For purposes of this Agreement,

   (i) the words "include," "includes" and "including" shall be deemed to be followed by the words "without limitation";

   (ii) the word "or" is not exclusive; and

   (iii) the words "herein," "hereof," "hereby," "hereto" and "hereunder" refer to this Agreement as a whole.

(b) Unless the context otherwise requires, references herein to:

   (i) Articles, Sections, and Subsections mean the Articles, Sections and Subsections of this Agreement;

(ii) an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and

(iii) a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.

(c) In this Agreement, unless the context requires otherwise, any reference to gender includes all genders, and words importing the singular number include the plural and *vice versa*.

(d) Any references to the knowledge of the Vendor (or similar) means the knowledge actually known to, or which after due inquiry and reviewing this Agreement should have come to the attention of, the Vendor. Any references to the knowledge of the Purchaser means the knowledge actually known to, or which after due inquiry and reviewing this Agreement should have come to the attention of, the Purchaser.

(e) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted.

(f) Unless otherwise specified, all references to dollar amounts and/or "$" refer to Canadian Dollars.

(g) The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

(h) This Agreement and the agreements and other documents required to be delivered pursuant to this Agreement, constitute the entire agreement between the Parties and set out all the covenants, promises, warranties, representations, conditions, understandings and agreements between the Parties relating to the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no covenants, promises, warranties, representations, conditions, understandings or other agreements, oral or written, express, implied or collateral between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement or the documents required to be delivered pursuant to this Agreement.

(i) If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(j) Time is of the essence in the performance of each of the obligations of the Parties.

(k) Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next business day following if the last day of the period is not a business day.

7.3 Expenses

Each of the Parties shall pay their respective legal, accounting, and other professional advisory fees, costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant to this Agreement and any other costs and expenses incurred.

7.4 No Amendment

No amendment, supplement, modification, waiver or termination of this Agreement and, unless otherwise specified, no consent or approval by any Party, shall be binding unless executed in writing by the Party to be bound thereby.

7.5 No Assignment

No Party may assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the other Parties.

7.6 Enurement

This Agreement shall enure to the benefit of and be binding upon the heirs, administrators, executors (and other legal representatives), successors and permitted assigns of the Parties.

7.7 Governing Law and Attornment

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario. Any action or proceeding arising out of or based upon this Agreement, any document required hereby or the transactions contemplated hereby or thereby may be brought in the courts of the Province of Ontario in the region of Toronto, and each Party irrevocably submits and agrees to attorn to the exclusive jurisdiction of that court in any such action or proceeding. The Parties irrevocably and unconditionally waive any objection to the venue of any action or proceeding in that court and irrevocably waive and agree not to plead or claim in that court that such action or proceeding has been brought in an inconvenient forum.

7.8 Further Assurances

The Parties shall, with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Closing, provided that the costs and expenses of any actions taken after Closing at the request of a Party shall be the responsibility of the requesting Party.

7.9 Counterparts and Delivery

This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same agreement and, notwithstanding their date of execution, shall be deemed to be executed as of the date first written above. The signature of any Party may be evidenced by a facsimile or by electronic transmission in portable document format (PDF) of the execution page of this Agreement bearing such signature (which shall be deemed an original for all purposes hereunder).

7.10 Independent Legal Advice

Each of the Parties hereby covenants, represents and warrants to the other Party that such Party has read this Agreement and has obtained independent legal advice, or has been afforded the opportunity to seek independent legal advice and has declined to do so, in connection with this Agreement and confirms that such Party is executing this Agreement freely, voluntarily and without duress.

[*REMAINDER OF PAGE LEFT BLANK. SIGNATURE PAGE FOLLOWS.*]

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first written above.

GREENESTONE HEALTHCARE CORPORATION

By: ______________________________

Name: Shawn Leon
Title: President
I have authority to bind the corporation.

LEON DEVELOPMENTS LTD.

By: ______________________________

Name: Shawn Leon
Title: President
I have authority to bind the corporation.

ACKNOWLEDGED BY:

CRANBERRY COVE HOLDINGS LTD.

By: ______________________________

Name: Shawn Leon
Title: President
I have authority to bind the corporation.

Schedule "A"

1. Registration Number 35R5958 – Plan Reference.
2. Registration Number 35R11290 – Plan Reference.
3. Registration Number DM357559 – Notice.
4. Registration Number DM357560 – Notice.
5. Registration Number DM364785 – Charge of $3,750,000.00 by M. & M. H. Handelman Investments Limited.
6. Registration Number DM364786 – Assignment of Rents.
7. Registration Number DM364787 – Assignment of Lease.
8. Registration Number DM364788 – Postponement.
9. Registration Number DM364795 -- Transfer of Charge of $3,750,000.00 to The Canada Trust Company.
10. Registration Number DM364796 – Assignment of Rents.
11. Registration Number DM364797 – Assignment of Lease.
12. Registration Number DM369857 – Charge of $500,000.00 by Stephen Handleman, Martin Handleman, M. Himel Holdings Inc., Flordale Holdings Limited, Union Felt Products Inc. and Marvin Tepperman.
13. Registration Number DM369858 – Assignment of Rents.
14. Registration Number DM369859 – Assignment of Lease.
15. Registration Number DM369860 – Postponement.
16. Registration Number MT88973 – Lien of $2,663 in favour of Nicholls Professional Maintenance Services.
17. Registration Number MT175232 – Apl of Surv-Chrg by Martin Handleman.
18. Registration Number MT175851 – Transfer of Charge of $500,000.00 to Yonge McNairn Corporation Limited and Greenestone Healthcare Corporation.
19. Registration Number MT175852 -- No assignment of rents.
20. Registration Number MT175862 – Notice.